Exhibit 24

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed by the following persons on behalf of the Registrant and in the capacities indicated on May 1, 2006.

SIGNATURES

/s/ ROBERT J. WEATHERBIE	Director, Chairman and Chief Executive Officer	May 1, 2006
Robert J. Weatherbie	(Principal Executive Officer)
/s/ MICHAEL L. GIBSON,	Director, President of Investments and	May 1, 2006
Michael L. Gibson	Chief Financial Officer
by Robert J. Weatherbie,
Attorney
/s/ JERRY D. WIESNER,	Director	May 1, 2006
Gerald (Jerry) D. Wiesner
by Robert J. Weatherbie,
Attorney
/s/ GARY KILKENNY,	Director	May 1, 2006
R.G. (GARY) Kilkenny
by Robert J. Weatherbie,
Attorney
/s/ CAROLYN S. JACOBS,	Director	May 1, 2006
Carolyn S. Jacobs
by Robert J. Weatherbie,
Attorney
/s/ DENIS A. KURTENBACH,	Director	May 1, 2006
Denis A. Kurtenbach
by Robert J. Weatherbie,
Attorney
/s/ KEITH B. EDQUIST,	Director	May 1, 2006
Keith B. Edquist
by Robert J. Weatherbie,
Attorney
/s/ KENNETH L. SMITH,	Director	May 1, 2006
Kenneth L. Smith
by Robert J. Weatherbie,
Attorney